As filed with the Securities and Exchange Commission on July 15, 2004


                                                        Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM S-8
                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                              --------------------

                          MIRAVANT MEDICAL TECHNOLOGIES
             (Exact name of registrant as specified in its charter)

                  Delaware                                 77-0222872
(State or other jurisdiction of organization)(I.R.S.Employer Identification No.)

                                336 Bollay Drive
                        Santa Barbara, California 93117
                    (Address of Principal Executive Offices)

                               -------------------

           Miravant Medical Technologies 2000 Stock Compensation Plan
                            (Full title of the plan)
                               -------------------

                             Gary S. Kledzik, Ph.D.
                      Chairman and Chief Executive Officer

                          Miravant Medical Technologies
                                336 Bollay Drive
                         Santa Barbara, California 93117
                                 (805) 685-9880
            (Name, address and telephone number of agent for service)
                              --------------------

                                    Copy to:

                               -------------------

                             John T. Sheridan, Esq.
                        Wilson Sonsini Goodrich & Rosati,
                            Professional Corporation
                               650 Page Mill Road
                           Palo Alto, California 94304

                              --------------------



                         CALCULATION OF REGISTRATION FEE


=========================== =================== ===================== ====================== ===================
                                  Amount          Proposed Maximum      Proposed Maximum
  Title of Securities to          to be            Offering Price           Aggregate            Amount of
      be Registered           Registered(1)         Per Share(2)        Offering Price(2)     Registration Fee
=========================== =================== ===================== ====================== ===================

Common Stock..... $0.01 par
value                               4,000,000        $   1.68              $   6,720,000          $    851.42
=========================== =================== ===================== ====================== ===================

(1)    Includes 4,000,000 shares to be registered under the Miravant medical
       Technologies 2000 Stock Compensation Plan (the "Plan"). Pursuant to Rule
       429 of the Securities Act of 1933, as amended (the "Securities Act"), the prospectus delivered to participants under the registrant's Plan also relates to 6,000,000 shares initially registered under registration statement on Form S-8 No. 333-44728 filed on August 29, 2000. This
       Registration Statement shall also cover any additional shares of Common
       Stock which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of outstanding shares of the Registrant's
       Common Stock.

(2) With respect to the 4,000,000 shares of Common Stock available for future grant under the Plan, the estimated Proposed Maximum Offering Price Per
       Share was estimated pursuant to Rule 457(c) whereby the per share price was determined by reference to the last sale reported on the OTC Bulletin
       Board on July 14, 2004, which was $1.68.






                                        1

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

     The following documents and information previously filed with the Commission are hereby incorporated by reference and, pursuant to Rule 428 promulgated under the Securities Act of 1933, as amended, into the Prospectus relating to this Registration Statement:

a. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

b. The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004.

c. Our Current Reports on Form 8-K "filed" (and not "furnished") with the SEC on April 1, 2004, April 28, 2004, June 2, 2004 and July 7, 2004.

d. The description of the Registrant's common stock contained in its Registration Statement on Form 8-A (Registration No. 0-25544) filed pursuant to Section 12 of the Securities Exchange Act of 1934 with the Commission on February 13, 1995, as amended.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing such documents.

Item 4. Description of Securities.

Not  Applicable.

Item 5. Interests of Named Experts and Counsel.

Not  Applicable.

Item 6. Indemnification of Directors and Officers.

     Section 102(b)(7) of the Delaware General Corporation Law (the "Delaware Law") permits a corporation to provide in its certificate of incorporation that directors of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. The Company's Certificate of Incorporation contains such a provision.

     Section 145 of the Delaware Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation - a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Under Section 145, a corporation shall indemnify an agent of the corporation for expenses actually and reasonably incurred if and to the extent such person was successful on the merits in a proceeding or in defense of any claim, issue or matter therein.
Section 145 of the Delaware Law provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, bylaws, disinterested director vote, shareholder vote, agreement or otherwise.

     The Registrant in its Certificate of Incorporation and Bylaws has provided for indemnification of its officers, directors, employees and other agents as permitted under Delaware Law Sections 102(b)(7) and 145. The Registrant has also entered into separate indemnification agreements with its directors and officers that could require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors and officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, including liabilities that may arise under the Securities Act of 1933. In addition, the Company has purchased directors and officers insurance.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to such provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not  Applicable.

Item 8. Exhibits.

Exhibit

Number

4.1  Miravant Medical Technologies 2000 Stock Compensation Plan [A]

5.1  Opinion of Wilson Sonsini Goodrich & Rosati

23.1 Consent of Independent Registered Public Accounting Firm

23.2 Consent of Wilson Sonsini Goodrich & Rosati (included in Exhibit 5.1)

24.1 Power of Attorney (see Page 6)

[A] Incorporated by reference to Exhibit A to the Registrant's definitive Proxy Statement dated May 19, 2004 for the Miravant Medical Technologies 2004 Annual Meeting of Stockholders.


Item 9.   Undertakings.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, State of California, on July 15, 2004.


                                Miravant Medical Technologies

                                By: /s/ Gary S. Kledzik
                                -----------------------
                                Gary S. Kledzik, Ph.D., Chairman
                                and Chief Executive Officer


                  POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gary S. Kledzik, Ph.D. and John M. Philpott, or either of them, his attorneys-in-fact and agents, each with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing requisite and necessary to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that either of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                                       Title                                           Date
--------------------------------------------------------------------------------------------------------------

      /S/ Gary S. Kledzik                     Chairman of the Board, Director, and
      -------------------
          Gary S. Kledzik                     Chief Executive Officer (Principal                 July 15, 2004
                                              Executive Officer)


      /S/ David E. Mai                        Director and President                             July 15, 2004
      ----------------
           David E. Mai

      /S/John M. Philpott                     Chief Financial Officer (Principal                 July 15, 2004
      -------------------
         John M. Philpott                     Financial and Accounting Officer)


      /S/ Charles T. Foscue                   Director                                           July 15, 2004
      ---------------------
           Charles T. Foscue

      /S/ Barry Johnson                       Director                                           July 15, 2004
      -----------------
           Barry Johnson



                                                               INDEX TO EXHIBITS


                                                                                                    Sequentially
            Exhibit                                                                                   Numbered
            Number                                          Exhibit                                     Page
            ------                                          -------                                     ----

              4.1                Miravant Medical Technologies 2000 Stock Compensation Plan     [A]

              5.1                Opinion of Wilson Sonsini Goodrich & Rosati

             23.1                Consent of Independent Registered Public Accounting Firm

             23.2                Consent of Wilson Sonsini Goodrich & Rosati (included in
                                 Exhibit 5.1)

             24.1                Power of Attorney (see Page 6)

              [A] Incorporated by reference to the Registrant's definitive Proxy Statement dated May 19, 2004 for the Miravant Medical Technologies 2004
                                 Annual Meeting of Stockholders.


